Exhibit 10.7

AGREEMENT

This AGREEMENT (this “Agreement”) is entered into by and among HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”), MAYNE PHARMA VENTURES PTY LTD, an Australian company ACN 168 896 357 (“Mayne Pharma”), and MAYNE PHARMA INTERNATIONAL PTY LTD, an Australian company ACN 007 870 984 (“Mayne Pharma International” and together with Mayne Pharma, collectively, the “Mayne Pharma Companies” and each, a “Mayne Pharma Company”), effective December 17, 2018 (the “Effective Date”). Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Existing Supply and License Agreement (as hereinafter defined).

RECITALS

WHEREAS, HPPI and Mayne Pharma are parties to that certain Second Amended and Restated Supply and License Agreement, dated as of May 15, 2015, as amended by that certain Amendment No. 1 to Second Amended and Restated Supply and License Agreement, effective as of November 22, 2016 and that certain Amendment No. 2 to Second Amended and Restated Supply and License Agreement and Amendment No. 1 to Sublicense Agreement, effective as of January 10, 2018 (the “Existing Supply and License Agreement”);

WHEREAS, HPPI and Mayne Pharma International are parties to that certain Sublicense Agreement, dated August 31, 2015, as amended by that certain Amendment No. 2 to Second Amended and Restated Supply and License Agreement and Amendment No. 1 to Sublicense Agreement, effective as of January 10, 2018 (the “Existing Angiogenesis and Hedgehog Patent Sublicense Agreement”);

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of January 8, 2018, by and between HPPI and Mayne Pharma, HPPI (i) filed with the Secretary of State of Delaware a Certificate of Designation of Series B Convertible Preferred Stock of HedgePath Pharmaceuticals, Inc., as corrected by a Certificate of Correction of Certificate of Designation of Series B Convertible Preferred Stock of HedgePath Pharmaceuticals, Inc. (the “Series B Certificate of Designation”), and (ii) issued to Mayne Pharma 5,797,102 shares (the “Series B Preferred Shares”) of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), of HPPI;

WHEREAS, pursuant to Section 5.3 of the Existing Supply and License Agreement and Section 10.19 of the Existing Angiogenesis and Hedgehog Patent Sublicense Agreement, within sixty days from the date Mayne Pharma receives written notice of a Target Failure or, failing timely provision of such notice, on Mayne Pharma becoming aware of such Target Failure, Mayne Pharma, among other things, may, by notice to HPPI elect to assume the right to, on its own and at its sole cost and expenses, exploit any Product solely in the BCCNS Field in the Territory and Mayne Pharma International may, by notice to HPPI elect to exclude the BCCNS Field from the Licensed Field (as defined in the Existing Angiogenesis and Hedgehog Patent Sublicense Agreement) (collectively, the “Mayne BCCNS Assumption Right”);

WHEREAS, each of the Existing Supply and License Agreement and the Existing Angiogenesis and Hedgehog Patent Sublicense Agreement provides that a “Target Failure” means the earlier to occur of (i) December 31, 2018, if the FDA has not accepted the filing of the NDA by such date; provided that such date shall be automatically extended in the event that the NDA is filed with the FDA during December 2018 to a date which is 30 days from the date of such filing and (ii) the Target Launch Date, if the commercial launch of Licensed Product in the Territory in the BCCNS Field has not been achieved by HPPI by such date;

WHEREAS, on October 9, 2018, HPPI publicly announced that it anticipated filing its NDA for SUBA BCCNS with the FDA in the first quarter of 2019;

WHEREAS, while exploring alternatives to file the NDA for SUBA BCCNS so as to avoid a “Target Failure”, the Board of Directors of HPPI formed a committee comprised of disinterested directors who are independent of Mayne Pharma (the “Independent Committee”) to evaluate, negotiate and approve or disapprove of any potential transaction with Mayne Pharma with respect to the Mayne BCCNS Assumption Right and related matters;

WHEREAS, after exploring all alternatives in the exercise of their business judgment, the Independent Committee has (i) negotiated the terms and conditions of this Agreement and the agreements and transactions contemplated hereby on behalf of HPPI, (ii) determined that it is advisable and in the best interests of HPPI and its stockholders other than Mayne Pharma to enter into this Agreement and consummate the transactions contemplated hereby and (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, in furtherance of the foregoing, HPPI and Mayne Pharma desire to amend and restate the Existing Supply and License Agreement to effect certain amendments thereto, upon the terms and subject to the conditions set forth in a Third Amended and Restated Supply and License Agreement, in the form attached hereto as Exhibit A (the “Third Amended and Restated Supply and License Agreement”);

WHEREAS, in furtherance of the foregoing, HPPI and Mayne Pharma International desire to amend and restate the Existing Angiogenesis and Hedgehog Patent Sublicense Agreement to effect certain amendments thereto, upon the terms and subject to the conditions set forth in an Amended and Restated Sublicense Agreement, in the form attached hereto as Exhibit B (the “Amended and Restated Sublicense Agreement”);

WHEREAS, in furtherance of the foregoing, HPPI and Mayne Pharma desire to amend and restate the Series B Certificate of Designation to effect certain amendments thereto; and

WHEREAS, as part of the integrated transactions contemplated by the foregoing, HPPI desires for Mayne Pharma to agree, and Mayne Pharma has agreed, to undertake certain actions with respect to HPPI in the manner as set forth herein.

NOW, THEREFORE, in consideration of the promises and agreements of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

1.1    “DGCL” means the Delaware General Corporation Law.

1.2    “Equity Holders Agreement” means that certain Amended and Restated Equity Holders Agreement, dated as of May 15, 2015, as amended by Amendment No. 1 to the Amended and Restated Equity Holders Agreement dated December 17, 2015, by and among Mayne Pharma, HPPI and the other parties thereto.

1.3    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

1.4    “SEC” means the U.S. Securities and Exchange Commission.

1.5    “Transaction Documents” means this Agreement, the Third Amended and Restated Supply and License Agreement, the Amended and Restated Sublicense Agreement and the Restated Series B Certificate of Designation (as defined in Section 4.5 hereof).

2.    Third Amended and Restated Supply and License Agreement. Concurrently with the execution and delivery of this Agreement, (a) Mayne Pharma shall deliver to HPPI a duly executed counterpart to the Third Amended and Restated Supply and License Agreement and (b) HPPI shall deliver to Mayne Pharma a duly executed counterpart to the Third Amended and Restated Supply and License Agreement. The effectiveness of the Third Amended and Restated Supply and License Agreement shall not be conditioned on the effectiveness of any other transaction or action contemplated by this Agreement.

3.    Amended and Restated Sublicense Agreement. Concurrently with the execution and delivery of this Agreement, (a) Mayne Pharma International shall deliver to HPPI a duly executed counterpart to the Amended and Restated Sublicense Agreement and (b) HPPI shall deliver to Mayne Pharma International a duly executed counterpart to the Amended and Restated Sublicense Agreement. The effectiveness of the Amended and Restated Sublicense Agreement shall not be conditioned on the effectiveness of any other transaction or action contemplated by this Agreement.

4.    Restated Series B Certificate of Designation, Election of HPPI Board and Increase in EIP.

4.1    Immediately following the execution and delivery of this Agreement, Mayne Pharma (in its capacity as the holder of more than 50% of the outstanding voting securities of HPPI) shall execute and deliver to HPPI a stockholder consent in lieu of a special meeting of the stockholders of HPPI (the “Stockholder Consent”) to vote or cause to be voted all of the shares of common stock, par value $0.0001 per share, of HPPI (the “Common Stock”), and all Series B Preferred Shares held by Mayne Pharma in favor of: (a) the adoption of the Restated Series B Certificate of Designation, (b) the election of each Current Director (as defined in Section 5.2 hereof) to serve on the Board of Directors of HPPI for a one-year term that expires at the next annual meeting of HPPI’s stockholders or until his earlier death, resignation or removal and (c) the approval of an increase in the size of HPPI’s 2014 Equity Incentive Plan (the “EIP”) by 11,000,000 shares of Common Stock from 32,583,475 shares to 43,583,475 shares; provided, however, that neither this Section 4.1 nor Mayne Pharma’s execution and delivery of the Stockholder Consent contemplated hereby shall in any way limit, or be construed as any waiver of, any of Mayne Pharma’s rights under the Equity Holders Agreement.

4.2    As soon as practicable following HPPI’s receipt of the Stockholder Consent contemplated by Section 4.1 of this Agreement, HPPI shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the actions taken pursuant to the Stockholder Consent (as amended and supplemented, the “Information Statement”) and thereafter shall promptly mail to HPPI’s stockholders notice of such action by written consent as required by Section 228(e) of the DGCL. HPPI and Mayne Pharma will cooperate and consult with each other in the preparation of the Information Statement. HPPI agrees that it will not file the Information Statement, or any amendment or supplement thereto, with the SEC without providing Mayne Pharma and its counsel a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by HPPI).

4.3    HPPI agrees to use its commercially reasonable efforts to ensure that the Information Statement (a) except for information provided to HPPI by Mayne Pharma, will not on the date it is first mailed to the stockholders of HPPI contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) will comply as to form in all material respects with the applicable requirements of the Exchange Act. If, at any time prior to the date that is twenty (20) days after the Information Statement is first mailed to the stockholders of HPPI, any information relating to HPPI or Mayne Pharma or any of their respective Affiliates, officers or directors should be discovered by HPPI or Mayne Pharma which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of HPPI.

4.4    HPPI agrees to (a) notify Mayne Pharma and its counsel, as soon as reasonably practicable, of the receipt of any comments from the SEC with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information and (b) provide Mayne Pharma and its counsel with copies of all written correspondence between HPPI and the SEC with respect to the Information Statement. HPPI agrees to use its commercially reasonable efforts to resolve, and each of HPPI and Mayne Pharma agrees to consult and cooperate with the other in resolving, all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof and to cause the Information Statement in definitive form to be cleared by the SEC and mailed to the stockholders of HPPI as promptly as reasonably practicable following filing with the SEC. HPPI agrees to consult with Mayne Pharma prior to responding to SEC comments with respect to the preliminary Information Statement.

4.5    As soon as twenty (20) calendar days have elapsed since HPPI mailed to its stockholders the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act, HPPI shall adopt and file with the Secretary of State of Delaware an Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock, in the form attached hereto as Exhibit C (the “Restated Series B Certificate of Designation”).

5.    Additional Agreements.

5.1    From the period beginning on the Effective Date and ending three (3) years from the Effective Date, in the event that HPPI asks its stockholders (whether at a meeting of stockholders or pursuant to a written consent of stockholders) to vote on or approve a proposal to effect a reverse split of HPPI’s capital stock for the purpose of uplisting the Common Stock to a U.S. national securities exchange (a “Reverse Stock Split Proposal”), the Mayne Pharma Companies (on behalf of themselves and all entities identified as “Reporting Persons” in Mayne Pharma’s Schedule 13D/A filed with the U.S. Securities and Exchange Commission on November 5, 2018 (together with the Mayne Pharma Companies and the officers, directors, employees, affiliates, agents or representatives of such entities, the “Mayne Pharma Group”) agrees to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable) all shares of HPPI’s voting capital stock that either Mayne Pharma Company then owns or over which Mayne Pharma has voting control in favor of the adoption and approval of any such Reverse Stock Split Proposal. It is agreed that the Reverse Stock Split Proposal may take the form of an authorization based on a range of ratios for the reverse stock split, with authority being granted to the HPPI Board of Directors (or a designated committee thereof) to determine the final ratio of the reverse stock split, provided such range is reasonable in connection with the uplisting of the Common Stock to a U.S. national securities exchange.

5.2    Effective upon and subject to the full execution and delivery by the applicable parties of each of this Agreement, the Third Amended and Restated Supply and License Agreement and the Amended and Restated Sublicense Agreement, and in accordance with Section 4.9(b)(iv) of the Equity Holders Agreement, Mayne Pharma hereby consents and agrees to an increase in the number of shares of Common Stock that HPPI may issue under the EIP to 17,624,000 shares from the current limit of 6,624,000 shares, with the agreement and understanding that such increase will be utilized by HPPI during the period from the Effective Date through December 31, 2021.

5.3    Following the execution and delivery of this Agreement, HPPI and Mayne Pharma shall jointly issue a mutually agreeable press release announcing this Agreement and the transactions contemplated hereby (the “Joint Press Release”). Neither HPPI nor any member of the Mayne Pharma Group shall make any public statements inconsistent with the Joint Press Release, except as required by law or the rules of any stock exchange.

6.    Representations and Warranties.

6.1    Representations and Warranties of Mayne Pharma. The Mayne Pharma Companies hereby jointly and severally represent and warrant to HPPI as of the date hereof as follows:

(a)    Organization; Authorization; Enforceability. Each Mayne Pharma Company is a company duly organized, validly existing and in good standing under the laws of Australia. Each Mayne Pharma Company has the full right, company power, and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. With respect to each Mayne Pharma Company, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the performance by each such Mayne Pharma Company of the transactions contemplated by hereby and thereby have been duly authorized by all necessary company action on the part of such Mayne Pharma Company. With respect to each Mayne Pharma Company, each of this Agreement and the other Transaction Documents to which it is a party has been duly executed by such Mayne Pharma Company, and when delivered by such Mayne Pharma Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Mayne Pharma Company, enforceable against it in accordance with its terms.

(b)    No Conflicts. The execution, delivery and performance by each Mayne Pharma Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Mayne Pharma Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such Mayne Pharma Company’s organizational or charter documents or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any governmental authority to which such Mayne Pharma Company is subject or by which any property or asset of such Mayne Pharma Company is bound or affected.

(c)    Litigation. There is no action, pending or, to the knowledge of each Mayne Pharma Company, threatened in writing against such Mayne Pharma Company which, individually or in the aggregate, challenges the legality, validity or enforceability of this Agreement or any of the other Transaction Documents to which it is a party.

6.2    Representations and Warranties of HPPI. HPPI hereby represents and warrants to Mayne Pharma as of the date hereof as follows:

(a)    Organization; Authorization; Enforceability. HPPI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. HPPI has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents and the performance by HPPI of the transactions contemplated by hereby and thereby have been duly authorized by all necessary corporate action on the part of HPPI. Each of this Agreement and the other Transaction Documents has been duly executed by HPPI, and when delivered by HPPI in accordance with the terms hereof, will constitute the valid and legally binding obligation of HPPI, enforceable against it in accordance with its terms.

(b)    No Conflicts. The execution, delivery and performance by HPPI of this Agreement and the other Transaction Documents to which it is a party and the consummation by HPPI of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of HPPI’s certificate of incorporation, bylaws or other organizational or charter documents or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any governmental authority to which HPPI is subject or by which any property or asset of HPPI is bound or affected.

(c)    Litigation. There is no action, pending or, to the knowledge of HPPI, threatened in writing against HPPI which, individually or in the aggregate, challenges the legality, validity or enforceability of this Agreement or any of the other Transaction Documents.

7.    Miscellaneous.

7.1    Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2    Entire Agreement. This Agreement, together with the exhibits hereto, and the other Transaction Documents, together with the annexes, exhibits and schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the duly authorized representatives of HPPI and Mayne Pharma or, in the case of a waiver, by the duly authorized representative of the party hereto against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right.

7.4    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.5    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. No party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

7.6    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.7    Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules that would result in the application of the laws of another jurisdiction.

7.8    Counterparts; Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to each other party hereto, it being understood that the parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (other than any stock certificates or the warrants) shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, to the extent and as provided for in any applicable law.

7.9    Severability. If any term, provision, covenant or restriction of this Agreement or any of the Transaction Documents is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.10    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto shall be entitled to specific performance under this Agreement and the transactions contemplated hereby. Each party hereto agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.11    Dispute Resolution. In the event of any action, question or disagreement arising from or relating to this Agreement, the parties hereto agree to settle such action, question or disagreement by arbitration before three arbitrators in New York, New York, selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereto agrees and acknowledges that all actions, questions or disagreements between or among them arising from or relating to this Agreement are subject to the alternative dispute resolution procedures of this Section 7.11. Each of the parties hereto agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the parties hereto further agrees that any determination by the arbitrator regarding any action, question or disagreement arising from or relating to this Agreement shall be final and binding upon the parties hereto and shall not be subject to further appeal.

[Signature page follows]

IN WITNESS WHEREOF, HPPI, Mayne Pharma and Mayne Pharma International have duly executed this Agreement as of the date first written above.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO

MAYNE PHARMA VENTURES PTY LTD

By:	/s/ Nick Freeman
	Name:	Nick Freeman
	Title:	Authorized Signatory

MAYNE PHARMA INTERNATIONAL PTY LTD

By:	/s/ Nick Freeman
	Name:	Nick Freeman
	Title:	Authorized Signatory

A-1

EXHIBIT A

FORM OF THIRD AMENDED AND RESTATED SUPPLY AND LICENSE AGREEMENT

A-2

EXHIBIT B

FORM OF AMENDED AND RESTATED SUBLICENSE AGREEMENT

B-1

EXHIBIT C

FORM OF RESTATED SERIES B CERTIFICATE OF DESIGNATION

C-1